UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2026

UBER TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38902	45-2647441
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1725 Third Street

San Francisco, California 94158

(Address of principal executive offices, including zip code)

(415) 612-8582

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	UBER	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).   Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Business Combination Agreement

On July 16, 2026, Uber Technologies, Inc. (the “Company” or “Uber”) entered into a Business Combination Agreement (the “BCA”), by and among, the Company, Uber International Technologies II Corporation, a Delaware corporation and a wholly-owned subsidiary of the Company (the “Bidder”), and Delivery Hero SE, a European Company (Societas Europaea) incorporated under German law (“Delivery Hero”), pursuant to which the Bidder will make a voluntary public takeover offer within the meaning of Section 29 para. 1 of the German Securities Acquisition and Takeover Act (Wertpapiererwerbs- und Übernahmegesetz, “WpÜG”) for the purchase of all of the no-par value registered shares (shares without nominal value) (nennwertlose Namens-Stückaktien) with a proportionate amount of EUR 1.00 per share of the share capital of Delivery Hero (each a “Delivery Hero Share” and collectively “Delivery Hero Shares”) for cash consideration per Delivery Hero Share of €41.50 (the “Offer”).

The BCA and the transactions contemplated thereby have been approved by the board of directors of the Company. The management board (Vorstand) and the supervisory board (Aufsichtsrat) of Delivery Hero (together, the “Delivery Hero Boards”) have unanimously adopted resolutions approving, among other things, entering into the BCA. Under the BCA, Delivery Hero’s management board has undertaken to recommend, and to use reasonable endeavors to procure that Delivery Hero’s supervisory board will recommend, subject to their fiduciary duties, applicable law and receipt of a fairness opinion, that the Delivery Hero shareholders accept the Offer.

The Offer is expected to be completed in the second half of 2027, subject to satisfaction of the conditions to the completion of the Offer, including the receipt of specified regulatory approvals and satisfaction of the minimum tender offer condition. Following successful completion of the Offer, Delivery Hero would become a majority-owned indirect subsidiary of the Company.

The parties to the BCA have made covenants that are generally customary for German voluntary public takeover transactions of this nature including, among others, (i) covenants by the Company and the Bidder to use best efforts to obtain specified governmental and regulatory approvals and clearances, and (ii) covenants by Delivery Hero to carry on its business in the ordinary course during the period between the execution of the BCA and the completion of the Offer (or the earlier termination of the BCA) and not to take certain actions during such period.

Subject to certain exceptions intended to permit the Delivery Hero Boards to comply with their fiduciary duties, Delivery Hero has agreed not to solicit proposals relating to competing offers or enter into negotiations concerning or furnish information in connection with the sale of Delivery Hero to a party other than the Company, the Bidder or their affiliates.

The Company currently anticipates that the transaction will be funded primarily with existing cash balances and debt.

Completion of the Offer will be subject to satisfaction of certain conditions. The conditions will include, among others, the receipt of specified competition approvals, the receipt of specified financial services regulatory approvals and the acceptance of the Offer by holders of Delivery Hero Shares that, taken together with Delivery Hero Shares held by or attributed to the Bidder and its affiliates, represent at least 50% of the number of Delivery Hero Shares as of the expiration of the acceptance period for the Offer plus one share, excluding treasury shares.

The BCA may be terminated at any time prior to the completion of the Offer by the mutual written consent of the Bidder (which is authorized to act for the Company) and Delivery Hero and in certain other circumstances, including: (i) by either party if (a) the Offer lapses as a result of failure to satisfy the conditions to the Offer set forth in the BCA or the conditions within the meaning of Section 18 para. 1 WpÜG (Angebotsbedingungen) are no longer capable of being satisfied or (b) the announcement of a competing offer is published and the Delivery Hero Boards withdraw their support of the Offer; (ii) by Delivery Hero if (a) BaFin prohibits the publication of the applicable Offer document, (b) the offer price in the Offer is lower than the offer price in the BCA, (c) the Offer contains conditions within the meaning of Section 18 para. 1 WpÜG (Angebotsbedingungen) that differ from the conditions to the Offer set forth in the BCA in a manner that would not only immaterially affect certainty of the transaction, (d) there is an uncured breach of any material provision of the BCA by the Bidder or the Company, or (e) in the event all Offer conditions have been satisfied or duly waived by May 10, 2028, but Offer completion has not occurred due to regulatory reasons by the tenth (10th) business day following such date; and (iii) by the Bidder (and the Company) if (a) there is an uncured breach of any material provision of the BCA by Delivery Hero, (b) the Delivery Hero Boards do not support the Offer as agreed in the BCA, or (c) any of the conditions to the Offer set forth in the BCA would have failed if it had been applied during the period from the announcement of the Offer to the publication of the applicable Offer document.

Delivery Hero will be required to pay to the Company a termination fee of EUR 200 million if the BCA is terminated by either party because a competing offer is announced and the Delivery Hero Boards withdraw their support of the Offer, or if the BCA is terminated by the Bidder because the Delivery Hero Boards do not support the Offer as agreed in the BCA. The Bidder will be required to pay to Delivery Hero a termination fee of EUR 700 million if the BCA is (x) terminated by either party because the Offer has lapsed and as of the time of such termination, certain conditions to the Offer set forth in the BCA related to the receipt of regulatory approvals have not been satisfied (but all other conditions have been satisfied) and Delivery Hero has not fraudulently or willfully breached, in any material respect, any of its regulatory effort covenants or agreements relating to such conditions, or (y) terminated by Delivery Hero in the event all Offer conditions have been satisfied or duly waived by May 10, 2028, but Offer completion has not occurred due to regulatory reasons by the tenth (10th) business day following such date.

The BCA has been attached hereto to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or Delivery Hero. In particular, the covenants and agreements contained in the BCA, which were made only for purposes of the BCA, were solely for the benefit of the parties to the BCA, may be subject to limitations agreed upon by the contracting parties and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and security holders. Investors and security holders are not third-party beneficiaries under the BCA and should not rely on the covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the BCA.

Bridge Credit Agreement

In connection with its entry into the BCA, on July 16, 2026 (“Effective Date”), Uber entered into a Bridge Credit Agreement (the “Bridge Credit Agreement”), among the Company, as borrower, the lenders party thereto and Morgan Stanley Senior Funding, Inc., as administrative agent.

The Bridge Credit Agreement provides for senior unsecured bridge loan commitments in an aggregate amount of €14,200,000,000 which will mature on the date that is 364 days after the Closing Date (as defined in the Bridge Credit Agreement). The proceeds of any loans under the Bridge Credit Agreement will be used to finance the Offer, to provide funding for related transactions, to refinance certain indebtedness of Delivery Hero and for the payment of related transaction costs. The Bridge Credit Agreement is unsecured and is not guaranteed by any subsidiary of the Company.

Loans under the Bridge Credit Agreement will bear interest at EURIBOR plus an applicable margin. The applicable margin will fluctuate based upon the ratings of the Company’s non-credit-enhanced senior unsecured long-term debt by Standard & Poor’s Financial Services LLC, Moody’s Investors Service, Inc. or Fitch Ratings Ltd. (the “Debt Rating”) and will be subject to step-ups on each of the 90th, 180th and 270th days after the Closing Date. The Bridge Credit Agreement also provides for (i) a commitment fee, commencing 120 days after the Effective Date until the termination of the aggregate commitments, accruing at a rate determined by reference to the Debt Rating, (ii) a funding fee on the aggregate principal amount of loans funded on the date such loans are funded and (iii) duration fees payable on the 90th, 180th and 270th days after the Closing Date, respectively, if commitments remain outstanding or loans have not been repaid in full on or prior to such dates. No borrowing has been drawn on the Effective Date.

The Bridge Credit Agreement requires mandatory prepayment of loans, and corresponding reduction of commitments, with 100% of the Euro equivalent of net cash proceeds received by the Company or any of its subsidiaries from any equity issuance, debt issuance or asset sale (in each case, subject to certain exceptions and reinvestment rights set forth in the Bridge Credit Agreement) after the Closing Date. In addition, each lender’s commitment will automatically be reduced by the amount of each loan made by such lender, and all remaining commitments will automatically terminate on the Availability End Date (as defined in the Bridge Credit Agreement) or on the second funding date following the funding of any loans on such date.

The Bridge Credit Agreement contains certain customary representations and warranties, affirmative and negative covenants and events of default. Negative covenants include, among others, certain limitations on the incurrence of liens securing indebtedness by the Company and its material subsidiaries and the incurrence of indebtedness by the Company’s material subsidiaries. In addition, the Bridge Credit Agreement requires that the Company maintain a ratio of consolidated adjusted earnings before interest, taxes, depreciation and amortization to consolidated interest expense of not less than 3.00 to 1.00, as more fully described in the Bridge Credit Agreement. The following events are considered “events of default” under the Bridge Credit Agreement: default in the payment of principal of any loan; default in the payment of any interest on any loan, any fee due or any other amount payable thereunder and such default continues for a period of five business days; failure to comply with specified covenants; material misrepresentations; certain defaults by the Company or any of the Company’s material subsidiaries with respect to indebtedness for borrowed money in an amount exceeding $300 million; certain events of bankruptcy, insolvency or reorganization of the Company or any of the Company’s material subsidiaries (as defined in the Bridge Credit Agreement) or any of the Company’s significant subsidiaries (as defined in the Bridge Credit Agreement); certain judgment defaults against the Company or any of the Company’s material subsidiaries in an amount exceeding $300 million; the occurrence of certain ERISA events; the occurrence of any change of control (as defined in the Bridge Credit Agreement); and the Company ceasing to own, directly or indirectly, 100% of the equity interests of the Bidder. If certain bankruptcy and insolvency-related events of default occur, any outstanding obligations under the Bridge Credit Agreement may be declared immediately due and payable and the commitments may be terminated. If an event of default, other than certain bankruptcy and insolvency-related events of default, occurs and is not cured within applicable grace periods or waived, any outstanding obligations under the Bridge Credit Agreement may be declared immediately due and payable and the commitments may be terminated.

The foregoing summary of the Bridge Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Bridge Credit Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K under the heading “Bridge Credit Agreement” is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

Copies of the press release announcing the transaction and the investor presentation for the transaction are furnished as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K.

The information set forth under this Item 7.01, including Exhibit 99.1 and Exhibit 99.2, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as otherwise expressly stated in such filing.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, which includes forward-looking statements regarding the proposed transaction and Uber’s and Delivery Hero’s future business expectations which involve risks and uncertainties. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “hope,” “intend,” “may,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “should,” “will,” or “would” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Uber’s or Delivery Hero’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks, uncertainties and other factors relate to, among others: risks and uncertainties related to the pending transaction, including the failure to obtain, or delays in obtaining, required regulatory approvals, the risk that such approvals may result in the imposition of conditions that could adversely affect Uber or the expected benefits of the proposed transaction, or the failure to satisfy any of the closing conditions to the tender offer, including the minimum acceptance condition, on a timely basis or at all; costs, expenses or difficulties related to the transaction; the failure to realize the expected benefits and synergies of the proposed transaction in the expected timeframes or at all or the ability to achieve the expected financial and operating performance and future opportunities following the completion of the proposed transaction; the potential impact of the announcement, pendency or consummation of the proposed transaction on relationships with Uber’s and/or Delivery Hero’s employees, merchants, suppliers, couriers and other business partners, including the diversion of Uber’s and Delivery Hero’s respective managements from business operations; the risk of litigation or regulatory actions to Uber and/or Delivery Hero; inability to retain key personnel; changes in legislation or government regulations affecting Uber or Delivery Hero; the potential impact of the transaction on Uber’s or Delivery Hero’s business, financial condition and operating results; the ability to complete the proposed transaction on the anticipated terms, including financing terms, and in the anticipated timeframe or at all; and economic financial, social or political conditions that could adversely affect Uber, Delivery Hero or the proposed transaction. For additional information on other potential risks and uncertainties that could cause actual results to differ from the results predicted, please see Uber’s Annual Report on Form 10-K for the year ended December 31, 2025 and subsequent quarterly reports, other filings filed with the Securities and Exchange Commission from time to time and Uber’s and Delivery Hero’s other press releases and public filings. All information provided in this Current Report on Form 8-K and in the attachments is as of the date of this Current Report on Form 8-K and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. Undue reliance should not be placed on the forward-looking statements in this Current Report on Form 8-K, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1*	Business Combination Agreement, dated as of July 16, 2026, by and among Uber Technologies, Inc., Uber International Technologies II Corporation and Delivery Hero SE.
10.1	Bridge Credit Agreement, dated as of July 16, 2026, by and among Uber Technologies, Inc., as borrower, the lenders party thereto and Morgan Stanley Senior Funding, Inc., as administrative agent.
99.1+	Press Release, dated July 16, 2026
99.2+	Investor Presentation, dated July 16, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Pursuant to Item 601(a)(5) of Regulation S-K promulgated by the U.S. Securities and Exchange Commission, certain schedules and attachments to this exhibit have been omitted because they do not contain information material to an investment or voting decision and that information is not otherwise disclosed in the exhibit.

+	Furnished, not filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UBER TECHNOLOGIES, INC.

Date: July 16, 2026	By: /s/ Dara Khosrowshahi
Dara Khosrowshahi
Chief Executive Officer